UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2021

GOLDEN GRAIN ENERGY, LLC
(Exact name of registrant as specified in its charter)

Iowa	000-51177	02-0575361
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1822 43rd St. SW	Mason City	IA	50401
(Address of principal executive offices)			(Zip Code)

(641)	423-8525	0001206942
(Registrant's telephone number, including area code)		(Central Index Key)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

The board of directors of Golden Grain Energy, LLC (the "Company") is announcing its intent to propose a reclassification of the Company's units. The proposed transaction will provide for the reclassification of the Company's units into four distinct classes, including two newly-created classes of units, Class C Units and Class D Units, and redefining the rights of Class B Units.

If the proposed reclassification is approved by the Company’s unit holders, we expect that each unit holder of record holding 20,001 or more units will receive (or continue to hold, if applicable) one Class A Unit for each unit held by such unit holders immediately prior to the reclassification; each unit holder of record holding 10,001 to 20,000 units will receive one Class B Unit for each unit held by such unit holders immediately prior to the reclassification; each unit holder of record holding 10,000 units will receive one Class C Unit for each unit held by such unit holders immediately prior to the reclassification; and each unit holder of record holding 9,999 or less units will receive one Class D Unit for each unit held by such unit holders immediately prior to the reclassification.

If the Company’s unit holders approve the proposed amendment to the Company’s operating agreement and the reclassification is implemented, the Company anticipates having fewer than 300 unit holders of record of its Class A Units, which would enable the Company to terminate its Securities and Exchange Commission reporting obligations under the Securities and Exchange Act of 1934.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDEN GRAIN ENERGY, LLC

Date: September 22, 2021	/s/ Brooke Peters
Brooke Peters
Chief Financial Officer
(Principal Financial Officer)